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                                                               EXHIBIT 10.30


                              EMPLOYMENT AGREEMENT


     AGREEMENT by and between Silver King Communications, Inc., a Delaware corporation (the "Company"), and Adam Ware (the "Executive"), dated as of the 28th day of May, 1996.

     WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to employ the Executive as an Executive Vice President of its Broadcasting Division (the "Broadcasting Division") and the Executive desires to serve in that capacity;

     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

     1. Employment Period. The Company shall employ the Executive, and the Executive shall serve the Company, on the terms and conditions set forth in this Agreement, for the period beginning on June 10, 1996 (the "Commencement Date") and ending on the third anniversary of the Commencement Date (the "Employment Period").








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     2.  Position and Duties.  (a)  During the Employment Period, the Executive
shall be employed as an Executive Vice President of the Broadcasting Division, with responsibilities for the Company's broadcasting properties. In such capacity, the Executive shall report to the most senior person in the Broadcasting Division (the "Broadcasting Head") who, it is contemplated, will be the President of the Broadcasting Division. The Broadcasting Head will report to the Chief Executive Officer of the Company (the "CEO"). Until the appointment of the Broadcasting Head, the Executive shall report to the CEO. During the Employment Period, the Executive shall be responsible for strategy and implementation of development of the Company's broadcast properties, subject to direction of the Broadcasting Head or CEO, as the case may be.

     (b) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote full attention and time during normal business hours to the business and affairs of the Company and use the Executive's






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reasonable best efforts to carry out such responsibilities faithfully and efficiently.

            (c) The Executive's services shall, subject to required travel, be performed primarily in Los Angeles, California.

     3. Compensation. (a) Base Salary. During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary"), payable in accordance with the regular payroll practices of the Company as follows:
(i) from the Commencement Date until (but not including) the first anniversary thereof, the Annual Base Salary shall be $275,000; (ii) from the first anniversary of the Commencement Date until (but not including) the second anniversary of the Commencement Date, the Annual Base Salary shall be $300,000; and (iii) from the second anniversary of the Commencement Date through the end of the Employment Period, the Annual Base Salary shall be $325,000.










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     (b)  Bonus.  In addition to the Annual Base Salary, the Executive shall be eligible to participate in an incentive bonus plan or program to be adopted by the Company or the Broadcasting Division during the first year of the Employment Period, with the amount and timing of any such bonus awarded thereunder (a "Bonus") to be determined pursuant to such plan or program.

     (c) Other Benefits. During the Employment Period: (i) the Executive shall be eligible to participate in all incentive, savings and retirement plans, practices, policies and programs of the Company maintained for the benefit of peer executives of the Company, provided that in determining the Executive's participation in such plans the Stock Options granted to the Executive under the Company's 1995 Stock Incentive Plan shall be taken into account; and (ii) the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in, and shall receive all benefits under, all welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, those benefits currently provided



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by the Company and listed on Schedule I hereto) to the same extent as peer executives of the Company (it being understood that the Company shall be entitled to modify or discontinue any such benefits so long as the benefits provided to the Executive, in the aggregate, are no less favorable than those set forth on Schedule I hereto).

     (d) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in carrying out the Executive's duties under this Agreement, provided that the Executive complies with the generally applicable policies, practices and procedures of the Company for submission of expense reports, receipts, or similar documentation of such expenses.

     (e) Fringe Benefits. During the Employment Period, the Executive shall be entitled to fringe benefits and perquisites in accordance with the plans, practices, programs and policies of the Company as in effect at the time with respect to peer executives of the Company,









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including, without limitation, an automobile allowance of $1,000 per calendar month and first-class hotel and travel accommodations on all commercial carriers for travel related to the business of the Company.

     (f) Office and Support Staff. During the Employment Period, the Executive shall be entitled to an office in Los Angeles and an executive assistant of his choice, subject to the Company's reasonable approval.

     (g) Vacation. During the Employment Period, the Executive shall be entitled to three weeks of paid vacation annually.

     4. Termination of Employment. (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. The Company shall be entitled to terminate the Executive's employment because of the Executive's Disability during the Employment Period. "Disability" means that (i) the Executive has been unable,










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for a period of 180 consecutive days, to perform the Executive's duties under this Agreement, as a result of physical or mental illness or injury, and (ii) a physician selected by the Company or its insurers, and acceptable to the Executive or the Executive's legal representative, has determined that the Executive's incapacity is total and permanent. A termination of the Executive's employment by the Company for Disability shall be communicated to the Executive by written notice, and shall be effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), unless the Executive returns to full-time performance of the Executive's duties before the Disability Effective Date.

     (b) By the Company. The Company may terminate the Executive's employment during the Employment Period for Cause or without Cause. "Cause" means:

                  A. a material breach of the terms of this Agreement after the
             Company has given the Executive notice of such breach and a reasonable opportunity to cure.








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          B. illegal conduct or gross misconduct by the Executive, in either case that results in material and demonstrable damage to the business or reputation of the Company.

     (c) Good Reason. (i) The Executive may terminate employment for Good Reason. "Good Reason" means a material breach by the Company of the provisions of this Agreement after the Executive has given the Company notice of such breach and a reasonable opportunity to cure.

     (ii) A termination of the Executive's employment by the Executive without Good Reason shall be effected by giving the Company at least 10 business days' advance written notice of the termination.

     (d) Date of Termination. The "Date of Termination" means the date of the Executive's death, the Disability Effective Date, the date on which the termination of the Executive's employment by the Company for Cause or by the Executive for Good Reason or without Good Reason, as the case may be, is effective.

     5. Obligations of the Company upon Termination. (a) By the Company Other Than for Cause, Death or Disability or By



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the Executive for Good Reason.  If, during the Employment Period, the Company terminates the Executive's employment, other than for Cause or Disability or by reason of the Executive's death, or the Executive terminates employment for Good Reason, the Company, in complete satisfaction of its obligations under this Agreement, shall pay to the Executive in a lump sum in cash within ten business days after the Date of Termination the Executive's accrued but unpaid cash compensation (the "Accrued Obligations"), which shall equal the sum of (1) any portion of the Executive's Annual Base Salary through the Date of Termination that has not yet been paid, (2) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) that has not yet been paid; and (3) any accrued but unpaid Bonuses and vacation pay; and, subject to Section 7 hereof, shall also continue to pay the Executive his Annual Base Salary for the remainder of the Employment Period at regular payroll intervals.

     (b) Death or Disability. If the Executive's employment is terminated by reason of the Executive's death or Disability during the Employment Period, the Company shall pay







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the Accrued Obligations to the Executive or the Executive's estate or legal representative, as applicable, in a lump sum in cash within ten business days after the Date of Termination, and the Company shall have no further obligations under this Agreement.

     (c) Cause Other than for Good Reason. If the Executive's employment is terminated by the Company for Cause or by the Executive without Good Reason during the Employment Period, the Company shall pay the Executive the Accrued Obligations and the Company shall have no further obligation to the Executive. The payment of Accrued Obligations shall not prejudice the Company in pursuing remedies at law or in equity as a result of a breach by the Executive of this Agreement.

     6. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies for which the Executive may qualify, nor, subject





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to paragraph (f) of Section 10, shall anything in this Agreement limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Vested benefits and other amounts that the Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement with, the Company or any of its affiliated companies on or after the Date of Termination shall be payable in accordance with such plan, policy, practice, program, contract or agreement, as the case may be, except as explicitly modified by this Agreement.

     7. Mitigation. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, provided that if the Executive obtains other employment during the Employment Period, the amounts otherwise required to be paid hereunder (other than Accrued Obligations) shall be reduced by any amounts he is paid as a result of such other employment during the Employment Period.






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     8.  Confidential Information; Nonsolicitation; No Conflict.  (a)  The
Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies and their respective businesses that the Executive obtains during the Executive's employment by the Company or any of its affiliated companies and that is not public knowledge (other than as a result of the Executive's violation of this paragraph (a) of Section 8) ("Confidential Information"). The Executive shall not communicate, divulge or disseminate Confidential Information at any time during or after the Executive's employment with the Company, except in the good faith performance of his duties hereunder, with the prior written consent of the Company or as otherwise required by law or legal process.

     (b) The Executive agrees that he will not, for a period of one year after the expiration or termination of the Executive's employment with the Company, without the prior written consent of the Company, solicit the employment




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of, any person who is or at any time during the six month period immediately preceding the date of expiration or termination of the Executive's employment with the Company was an employee (not including any clerical or secretarial employee), representative, officer or director of the Company or any of its subsidiaries.

     (c) Executive represents to the Company that neither his commencement of employment hereunder nor the performance of his duties hereunder conflicts with any contractual commitment on his part to any third party or violates or interferes with any rights of any third party (it being understood that the Company is aware that the Executive is prohibited from soliciting the employment of Fox employees for a two-year period).

     9. Successors. (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.




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     (b)  This Agreement shall inure to the benefit of and be binding upon the
Company and its successors and assigns.

     (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

     10. Miscellaneous. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or





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effect.  This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

     (b) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

             If to the Executive:

             Adam Ware
             c/o Robert Lange
             Kleinberg Lopez Lange Brisbin & Cuddy
             2049 Century Park East, Suite 3180
             Los Angeles, California  90067


             If to the Company:

             Silver King Communications, Inc.
             12425 28th Street, North
             St. Petersburg, Florida  33716

             Attention:  Corporate Secretary


or to such other address as either party furnishes to the other in writing in accordance with this paragraph (b) of





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Section 10.  Notices and communications shall be effective when actually received by the addressee.

     (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

     (d) Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

     (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of, or to


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assert any right under, this Agreement shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

     (f) The Executive and the Company acknowledge that this Agreement supersedes any other agreement between them concerning the subject matter hereof.

     (g) This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.










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     IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization of its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.





                                                 Adam Ware



                                      SILVER KING COMMUNICATIONS, INC.



                                      By




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